Exhibit 5.1









26 May, 2004


Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda



Dear Sirs:

Assured Guaranty Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with the registration statement on form S-8 filed with the U.S. Securities and Exchange Commission (the "Commission") on or about 26 May, 2004 (the "Registration Statement" which term does not include any other document, instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of an aggregate of 7,938,479 common shares of the Company, par value US$0.01 each, (together, the "Shares"), issuable pursuant to the Assured Guaranty Ltd 2004 Long-term Incentive Plan and the Assured Guaranty Ltd. Replacement Award Plan (collectively the "Plans" which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined copies of the Registration Statement and the Plans.

We have also reviewed the memorandum of association, and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 26 May, 2004; copies of the minutes of a meeting of the board of directors dated 22 April, 2004 certified by the Secretary of the Company on 25 May 2004 (the "Resolutions"), correspondence with the Bermuda Monetary Authority and a certificate of compliance issued by the Bermuda Monetary Authority and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed further (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in

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Assured Guaranty Ltd.
26 May, 2004
Page 3

draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Plans and other documents reviewed by us, (d) that the Resolutions are in compliance with the bye-laws of the Company and remain in full force and effect and have not been rescinded or amended , (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) compliance with permissions received from the Bermuda Monetary Authority regulating issues and transfers of all and any shares of the Company in the said public offering of the Shares, (g) that none of the Company, or the other parties to the Plans has carried on or will carry on activities, which would constitute the carrying on of investment business in or from Bermuda, (h) that the issue of Shares by the Company meet with the requirements of bye-law 57(1) of the Company's bye-laws, (i) upon issue the Company will receive in accordance with the Plans, as consideration for the full issue price for the Shares, money or money's worth for each of the Shares issued by the Company of not less than the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is addressed to the Company solely for the benefit of the Company and the purpose of the offering of the Shares as described in the Registration Statement and is neither to be transmitted to any other person, or relied upon by any other person or for any other purpose nor quoted nor referred to in any public document nor filed with any governmental agency or person without our prior written consent.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. When issued and paid for in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


Yours faithfully,

Conyers Dill & Pearman